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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 12, 1997


                    NEW ENGLAND POWER COMPANY

        (exact name of registrant as specified in charter)


Massachusetts              1-6564              04-1663070
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)          Identification No.)
incorporation)




       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
--------------------

     New England Electric System's offer to purchase any and all shares of preferred stock of its subsidiary New England Power
Company (the Company) expired on Friday, December 12, 1997.   The
settlement date is expected to be Friday, December 19, 1997.

     The following table outlines the preliminary results of the offer to purchase and the purchase price to be received by tendering shareowners on the anticipated settlement date.

                              Approximate
                              Number of
                              Shares        Price per
New England Power Company     Tendered        Share
-------------------------     -----------   ----------

$100 par value
     Dividend Series Preferred Stock
     4.56% Series                         86,350                 $  90.30
     4.60% Series                         43,574                 $  91.09
     4.64% Series                         40,250                 $  91.88
     6.08% Series                         64,021                 $ 103.34
  Cumulative Preferred Stock
     6%                                   55,660                 $ 116.50

  The total number of the Company's preferred shares tendered represents 73.1% of the total outstanding shares of the Company's preferred stock.

     The actual number of shares tendered for purchase will depend on the final report of the depositary and subsequent confirmation of proper delivery.

     In addition, a special meeting of preferred shareholders of the Company was held on Friday, December 12, 1997 at which amendments to the Company's By-Laws and Articles of Incorporation (together, the Provisions) were passed by more than the necessary two-thirds majority of the Company's preferred shareholders, which removed from the Provisions a limitation on the Company's ability to issue unsecured debt without the prior approval of the preferred shareholders.
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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                             NEW ENGLAND POWER COMPANY

                                 s/Michael E. Jesanis

                              By
                                 Michael E. Jesanis
                                 Treasurer


Date:   December 18, 1997